UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2006 (May 19, 2006)

BULLDOG TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-50321	980377543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301-11120 Horseshoe Way	V7A 5H7
Richmond, British Columbia, Canada	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code   (604) 271-8656

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 19, 2006, the Company and Mr. Matthew Yoon mutually agreed to terminate Mr. Yoon’s employment as Chief Financial Officer of the Company pursuant to the terms of an employment agreement entered into by and between Mr. Yoon and the Company on May 1, 2004, as amended on August 1, 2004 and April 28, 2006. On June 13, 2006, the Company appointed Mr. Iain D. Gordon, the Company’s Controller, as the Principle Accounting Officer.

On June 5, 2006, Mr. John Cockburn resigned as the Chief Executive Officer of our Company. Mr. Cockburn will continue to serve the Company in the capacity of Chairman and Founder focusing his time and efforts on the promotion and sales of the Company’s products.

On June 5, 2006, the Board of Directors appointed Mr. Robin Wald, the Company’s Chief Technology Officer, as a director of the Company to fill the current vacancy. Mr. Wald will serve as a director until either Mr. Wald or a successor is elected and qualified at the next Annual Meeting of the Shareholders. There were no arrangements or understandings between Mr. Wald and the Company pursuant to which Mr. Wald was selected as a director.

On June 13, 2006, Mr. Wald was appointed by the Board of Directors as the acting Chief Executive Officer. Mr. Wald will continue to serve as the acting Chief Executive Officer until such time that a suitable replacement candidate is identified and appointed as determined by the Board of Directors of the Company.

Item 7.01. Regulation FD Disclosure

On June 14, 2006, the Company reported in a press release, attached hereto as Exhibit 99.1, the following matters:

☐            the termination of Mr. Matthew Yoon as the Chief Financial Officer;

☐            the resignation of Mr. John Cockburn as Chief Executive Officer of the Company;

☐            the appointment of Mr. Robin Wald as a Director and acting Chief Executive Officer of the Company;

☐            the appointment of an independent transition team to (i) evaluate the business plan, (ii) assist management in developing and executing a restructuring plan, (iii) develop and execute a financing plan, and (iv) provide senior financial advisory services to ensure compliance with the requirements and regulations of the Securities and Exchange Commission and Sarbanes-Oxley.

Item 8.01. Other Events

On June 5, 2006, the Board of Directors approved the appointment of a transition team, pursuant to a financial advisory agreement entered into on June 6, 2006, to (i) evaluate the business plan, (ii) assist management in developing and executing a restructuring plan, including recommendations for cost-cutting and cost containment, (iii) develop and execute a financing plan, and (iv) provide senior financial advisory services to ensure compliance with the requirements and regulations of the Securities and Exchange Commission and Sarbanes-Oxley.

Item 9.01. Financial Statements and Exhibits.

(a)          Exhibits

99.1                           June 15, 2006 Press Release Announcing Restructuring Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BULLDOG TECHNOLOGIES INC.

By:	/s/ Robin Wald
Robin Wald
Chief Technology Officer and acting
Chief Executive Officer

Date:  June 15, 2006